THE ADVISORS' INNER CIRCLE FUND II
                           REAVES SELECT RESEARCH FUND

                                   SCHEDULE B
                             DATED NOVEMBER 16, 2004
                            AS AMENDED JULY 24, 2006
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

------------------------------------------------------------- ------------------------------- ------------------------
PORTFOLIO                                                            CLASS OF SHARES                   FEES

------------------------------------------------------------- ------------------------------- ------------------------
Reaves Select Research Fund                                       Investor Class Shares                0.25%
------------------------------------------------------------- ------------------------------- ------------------------